EXHIBIT 21.1

Entity Name	Jurisdiction of Incorporation

RCN Corporation	Delaware

RCN Corporation Subsidiaries:

Brain Storm Networks, Inc.	California
RCN Entertainment, Inc.	Delaware
RCN Finance LLC	Delaware
RCN Financial Management, Inc.	Delaware
RCN Internet Services, Inc.	Delaware
RCN New York Communications Holding Company, Inc.	Delaware
RCN Telecom Services, Inc.	Pennsylvania
RCN Telecom Services of Illinois, LLC	Illinois
RFM 2 LLC	Delaware
RLH Property Corporation	New Jersey
TEC Air, Inc.	Delaware
UNET Holding, Inc.	Delaware

RCN Telecom Services, Inc. Subsidiaries:

RCN International Holdings, Inc.	Delaware
RCN Telecom Services of Massachusetts, Inc.	Massachusetts
RCN Telecom Services of Philadelphia, Inc.	Pennsylvania
RCN Telecom Services of Virginia, Inc.	Virginia
RCN Telecom Services of Washington, D.C., Inc. (48%)	District of Columbia

RCN Telecom Services of Illinois, LLC Subsidiaries:

21st Century Telecom Services, Inc.	Delaware
RCN Cable TV of Chicago, Inc.	Delaware

RCN Entertainment, Inc. Subsidiaries:

Hot Spots Productions, Inc.	New York
On TV, Inc.	New York

Subsidiary of RCN Internet Services, Inc.

RCN Telecom Services of Washington, D.C. (52%)	District of Columbia

Subsidiary of RCN New York Communications Holding Company, Inc,:

RCN New York Communications LLC	Delaware

Subsidiary of RCN Telecom Services of Massachusetts, Inc.:

RCN-BecoCom, Inc.	Massachusetts

Subsidiary of RCN Telecom Services of Washington, D.C.:

Starpower Communications LLC	District of Columbia